Exhibit 10.11

Agreement

   This Agreement is entered into between Apro Bio Pharmaceutical Corporation, a Colorado corporation (the "Company") and David Floor (“Floor”), this 8th day of January, 2009.

Recitals

       Whereas, Floor has been employed as an officer and director of the Company pursuant to an employment agreement dated March 1st, 2006, a copy of which is attached hereto as Exhibit A..

       Whereas, Floor has agreed to resign as an officer and director of the Company at the Closing Date (as hereinafter defined).

       Whereas, the parties desire to amicably resolve their outstanding issues.
Agreement

       Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged by both parties, the parties agree as follows:

1.
Resignation.  Floor hereby resigns as an officer and director of the Company effective on the closing date (the “Closing Date) of the proposed merger between the Company and Across America Financial Services, Inc. pursuant to an Agreement and Plan of Merger dated November 17, 2008, and affirms that he is no longer acting as an officer or director of the Company.

2.
Payment.  In consideration of the agreements set forth in this Agreement, the Company, in full and final settlement of all of Floor’s stated and unstated claims, including any claim for severance, reimbursement of vacation or sick pay, or other compensation, or any other rights or obligations which may be asserted by Floor, agrees to make the following payment, and issue the shares provided for, to Floor (the “Payment and Issuance”):

(a)	The Company, shall pay to Floor $95,000 in cash or certified funds within 5 days of Closing Date. Such payments reflect $75,000 of compensation and reimbursement of $20,000 of expenses.

(b)	The Company shall issue to Floor 50,000 shares of the Company’s restricted common stock within 5 days of the Closing Date.

.
3.
Confidentiality.  Floor agrees that he will not, without the prior written consent of the Company, directly or indirectly disclose to any individual, corporation or other entity (other than the Company or its affiliates or their respective officers, directors or employees entitled to such information) or use for their own or such another’s benefit, any information, whether or not reduced to written or other tangible form, which (a) is not generally known to the public or in the industry; (b) has been treated by the Company as confidential or proprietary; and (c) is of competitive advantage to the Company or any of its Affiliates (such information being referred to in this paragraph as "Confidential Information").  Confidential Information which becomes generally known to the public without violation of this Agreement shall cease to be subject to the restrictions of this

4.	Non-Disparagement.

a.
Effective the Closing Date, Floor agrees that he shall not make any disparaging statements about the Company or its affiliates or the directors, officers or employees of any of them; provided that the provisions of this clause shall not apply to truthful testimony as a witness, compliance with other legal obligations, or truthful assertion of or defense against any claim of breach of this Agreement, or to his truthful statements or disclosures to officers or directors of the Company, and shall not require Floor to make false statements or disclosures.

b.
The Company agrees that neither it nor its affiliates, directors,  officers, nor employees of the Company nor any spokesperson for any of them shall make any disparaging statements about Floor; provided that the provisions of this clause shall not apply to truthful testimony as a witness, compliance with other legal obligations, truthful assertion of or defense against any claim of breach of this Agreement or truthful statements or disclosures to Floor, and shall not require false statements or disclosures to be made.

5.
Releases.  Except for a claim based upon a breach of this Agreement and the performance of the obligations contained herein, effective as of the Closing Date Floor shall release the Released Parties (as defined below), and the Company shall release Floor, from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which Floor or the Released Parties have or now claim, or might have or claim, pertaining to or arising out of Floor’s employment by the Company or his separation therefrom, or any breach or non-performance of any employment or other agreements with Floor, or under any local, state or federal common law, statute, regulation or ordinance, including without limitation those claims dealing with employment discrimination, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., 42 U.S.C. § 1981, Americans with Disabilities Act, or claims for breach of contract, for breach of fiduciary duty, for misrepresentation, for defamation, for wrongful discharge under the common law of any state, for infliction of emotional distress or for any other tort under the common law of any state.  This release shall run to and be binding upon the Company and each of its affiliates, and all predecessors, successors and assigns thereof and each of their members, trustees, shareholders, partners, principals, members, directors, officers, trustees, employees, agents and attorneys, past or present, and all predecessors, successors, heirs and assigns thereof (collectively, "Released Parties").  This release shall also run to and be binding upon Floor, and all predecessors, successors and assigns thereof and each of his employees, agents and attorneys, past or present, and all predecessors, successors, heirs and assigns thereof.

6.
Covenant Not to Sue.  To the maximum extent permitted by law, as of the Closing Date, the Company and Floor covenant not to sue or to institute or cause to be instituted any action in any federal, state or local agency or court against the other party regarding the matters covered by the release contained in paragraph 5 above (except to enforce the terms of this Agreement).  If any party breaches the terms of the release and covenant not to sue, then the aggrieved party shall be entitled to recover its costs, including reasonable attorneys’ fees incurred in defending such action.

7.
Company Property.  Upon execution of this Agreement, Floor shall return all of the Company’s personal property to the Company, including all Confidential Information, books and records of the Company and any other property of the Company or its affiliates.

8.	Modification. No modification of this Agreement shall be valid unless signed by the party against whom such modification is sought to be enforced.

9.
Legal Counsel.  Floor acknowledges that he has carefully read and fully understands the terms and provisions of this Agreement and all of their rights and obligations thereunder, has had an opportunity to be represented by legal counsel of his choosing prior to executing this Agreement which contains a general release and waiver and that his execution of this Agreement is voluntary.

10.
No Admission.  The parties agree that neither this Agreement nor performance hereunder constitutes an admission by any party of any violation of any federal, state or local law, regulation, common law, of any breach of any contract or any other wrongdoing of any type.

11.	Entire Agreement. This instrument constitutes the entire agreement between the parties.

12.
Severability.  If any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of this Agreement enforceable.  This Agreement as thus amended shall be enforced so as to give effect of the intention of the parties insofar as that is possible.  In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

13.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado.

14.	Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

15.
Term of Agreement.  This Agreement shall terminate, and be of no futher force or effect, if the Payment and Issuance is not completed in its entirety on or before February 27, 2009.  In the event this Agreement termintats as provided in this paragraph, the resignation of Floor pursuant to paragraph 1 shall have no effect on the payment or other obligations of the Company or its successor under the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Apro Bio Pharmaceutical Corporation

By:	/s/ Vicki D.E. Barone__________________
Printed Name:	Vicki D.E. Barone____________________
Its:	Chair______________________________

Name:	David Floor_________________________

AMENDMENT TO SETTLEMENT AGREEMENT

This Amendment, entered into this 24th day of February, 2009, modifies the Agreement by and among Apro Bio Pharmaceuticals Corporation (the “Company”) and Dave Floor (“Floor”) dated January 8, 2009 (the “Settlement Agreement”).

WHEREAS, the Parties desire to amend the Settlement Agreement as set forth below, for the purposes of extending the term of Agreement until after the Company’s pending merger with Across America Financial Services, Inc.

NOW THEREFORE, the Company and Floor agree to amend the Agreement as follows:

Section 15 Term of Agreement is amended so that “February 27, 2009” is deleted and replaced with “March 16, 2009”.

All of the terms and conditions of the original Agreement and Schedules remain in full effect, unless specifically modified by the terms herein.

IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment by their duly authorized representatives on the dates set forth below.

/s/ Dave Floor ________________________
Dave Floor	Date

/s/ Vicki D. E. Barone __________________
Vicki D. E. Barone	Date
Chairman of the Board
Apro Bio Pharmaceutical Corporation

SECOND AMENDMENT TO SETTLEMENT AGREEMENT

This Second Amendment, entered into this 16th day of March, 2009, modifies the Agreement by and among Apro Bio Pharmaceuticals Corporation (the “Company”) and Dave Floor (“Floor”) dated January 8, 2009 (the “Settlement Agreement”) and the Amendment to Settlement Agreement dated February 24, 2009.

WHEREAS, the Parties desire to amend the Settlement Agreement as set forth below, for the purposes of extending the term of Agreement until after the Company’s pending merger with Across America Financial Services, Inc.

NOW THEREFORE, the Company and Floor agree to amend the Agreement as follows:

Section 15 Term of Agreement is amended so that “March 16, 2009” is deleted and replaced with “April 1, 2009”.

All of the terms and conditions of the original Agreement and Schedules remain in full effect, unless specifically modified by the terms herein.

IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment by their duly authorized representatives on the dates set forth below.

/s/ Dave Floor ________________________
Dave Floor	Date

/s/ Vicki D. E. Barone __________________
Vicki D. E. Barone	Date
Chairman of the Board
Apro Bio Pharmaceutical Corporation